                          ALLIANCE GAMING CORPORATION
                           OFFER FOR ALL OUTSTANDING
              7 1/2% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2003
                                IN EXCHANGE FOR
           7 1/2% CONVERTIBLE SENIOR SUBORDINATED DEBENTURES DUE 2003

  THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK TIME, ON JUNE , 1996, UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS OF 7 1/2% CONVERTIBLE
   SUBORDINATED DEBENTURES DUE 2003 MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE
                                EXPIRATION DATE.

                                  May   , 1996

TO OUR CLIENTS:

    Enclosed for your consideration is the Prospectus dated May , 1996 (as the same may be further amended or supplemented from time to time, the "Prospectus") and a related form of Letter of Transmittal and instructions thereto (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by Alliance Gaming Corporation ("Alliance") to exchange up to $85 million principal amount of Alliance's 7 1/2% Convertible Senior Subordinated Debentures due 2003 (the "New Convertible Debentures") for a like principal amount of Alliance's 7 1/2% Convertible Subordinated Debentures due 2003 (the "Securities").

    WE ARE THE REGISTERED HOLDER OF SECURITIES HELD BY US FOR YOUR ACCOUNT. A TENDER OF ANY SUCH SECURITIES CAN BE MADE ONLY BY US AS THE REGISTERED HOLDER AND PURSUANT TO YOUR INSTRUCTIONS. THE BLUE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SECURITIES HELD BY US FOR YOUR ACCOUNT.

    Accordingly, we request instructions as to whether you wish us to tender any or all of the Securities held by us for your account pursuant to the terms and conditions set forth in the Prospectus and the Letter of Transmittal. We urge you to read the Prospectus and the Letter of Transmittal carefully before instructing us to tender your Securities.

    Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Securities on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 12:00 midnight, New York City time, on June , 1996, unless extended. Securities tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

    The Prospectus contains important information you should consider carefully. Among other things, your attention is directed to the following:

1.  The Exchange Offer is for all outstanding Securities.

2. Holders whose Securities are accepted for exchange in the Exchange Offer will receive on the next interest payment date for the Securities payment in respect of interest (provided such holders' New Convertible Debentures have not theretofore converted) and (to the extent such holder was entitled thereto) liquidated damages on the Securities accrued through the date of issuance of the New Convertible Debentures.

3. Consummation of the Exchange Offer is subject to, among other things, satisfaction of the conditions set forth in the Prospectus under the heading "The Exchange Offer -- Conditions to the Exchange Offer".

4. Any transfer taxes incident to the transfer of Securities from the tendering holder to Alliance will be paid by Alliance, except as provided in the Prospectus and the instructions to the Letter of Transmittal.

5. In the event the proposed merger between Bally Gaming International, Inc. and a wholly-owned subsidiary of Alliance (the "Merger") is consummated within 60 days after the issuance of the New Convertible Debentures, then at the effective date of the Merger, the New Convertible Debentures will be automatically converted into Common Stock, par value $.10 per share, of Alliance or, if a holder tendering Securities in the Exchange Offer so elects at the time such Securities are tendered, the New Convertible Debentures received in exchange for such Securities will be automatically converted into 10% Non-Voting Junior Convertible Pay-in-Kind Special Stock, Series E, par value $.10 per share, of Alliance.

    If you wish to have us tender any or all of the Securities held by us for your account, please so instruct us by completing, executing and returning to us the instruction form that follows.
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                   INSTRUCTIONS REGARDING THE EXCHANGE OFFER
                     WITH RESPECT TO THE 7 1/2% CONVERTIBLE
                        SUBORDINATED DEBENTURES DUE 2003
                         OF ALLIANCE GAMING CORPORATION

    The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of Alliance Gaming Corporation.

    This will instruct you whether to tender the principal amount of Securities indicated below held by you for the account of the undersigned pursuant to the terms and conditions set forth in the Prospectus and the Letter of Transmittal.

Box 1 / / Please tender the Securities held by you for my account.
Box 2 / / Please do not tender any Securities held by you for my account.
Date:                         , 1996
                                               Signature(s)
                                               Please print name(s) here

                                               Please type or print address
Principal Amount of Securities to be
Tendered:
$*
                                               Area Code and Telephone Number
Principal Amount of New Convertible            Taxpayer Identification or
Debentures to be Converted into Series E       Social Security Number
Preferred Stock in Event of Automatic
Conversion:
$*
                                               My Account Number With You
 * UNLESS OTHERWISE INDICATED, SIGNATURE(S)  HEREON BY BENEFICIAL OWNER(S) SHALL  CONSTITUTE
   AN INSTRUCTION TO THE NOMINEE TO TENDER ALL SECURITIES OF SUCH BENEFICIAL OWNER(S).
**  UNLESS  OTHERWISE INDICATED,  ALL NEW  CONVERTIBLE DEBENTURES  RECEIVED IN  EXCHANGE FOR
   SECURITIES TENDERED IN  THE EXCHANGE OFFER  WILL BE  CONVERTED INTO COMMON  STOCK IN  THE
   EVENT OF THE AUTOMATIC CONVERSION.